                          Independent Auditors' Consent



The Board of Trustees and Shareholders
Domini Social Equity Fund,
and
Domini Social Bond Fund,
and
Domini Social Index Portfolio

We consent to the use of our reports for the Domini Social Equity Fund and Domini Social Bond Fund, both dated September 15, 2000, and the Domini Social Index Portfolio, dated September 15, 2000, all incorporated herein by reference, and to the references to our firm under the heading "Financial Highlights" in the prospectus and "Independent Auditors" in the statement of additional information.

                                                           s/ KPMG LLP
                                                           -----------------
                                                           KPMG LLP


Boston, Massachusetts
November 17, 2000